Exhibit 99.1

Teladoc Health Reports First Quarter 2024 Results

PURCHASE, NY, April 25, 2024— Teladoc Health, Inc. (NYSE: TDOC), the global leader in whole-person virtual care, today reported financial results for the three months ended March 31, 2024 (“First Quarter 2024”). Unless otherwise noted, percentage and other changes are relative to the three months ended March 31, 2023 (“First Quarter 2023”).

Financial and Operational Highlights for First Quarter 2024

•First Quarter 2024 revenue grows 3% year-over-year to $646.1 million
•First Quarter 2024 net loss of $81.9 million, or $0.49 per share
•First Quarter 2024 adjusted EBITDA of $63.1 million, up 20% year-over-year

“We are pleased to report a solid start to the year, with strength in both revenue and adjusted EBITDA in the first quarter,” said Mala Murthy, acting chief executive officer and chief financial officer of Teladoc Health. “During this period of transition, our team remains laser focused on our key initiatives, which include building upon our market leadership position; driving increased product penetration through our large installed base of over 90 million virtual care members; and accelerating our bottom-line performance.”

Key Financial Data
($ in thousands, except per share data, unaudited)
	Three Months Ended
	March 31,
	2024	2023	Change
Revenue	$646,131	$629,244	3%

Net loss	$(81,889)	$(69,228)	(18)%
Net loss per share, basic and diluted	$(0.49)	$(0.42)	(17)%

Adjusted EBITDA (1)	$63,140	$52,765	20%
See note (1) in the Notes section that follows.

First Quarter 2024

Revenue increased 3% to $646.1 million from $629.2 million in First Quarter 2023. Access fees revenue grew 1% to $557.2 million and other revenue grew 14% to $89.0 million. U.S. revenue grew 1% to $547.6 million and International revenue grew 13% to $98.5 million.

Teladoc Health Integrated Care ("Integrated Care") segment revenue increased 8% to $377.1 million in First Quarter 2024 and BetterHelp segment revenue decreased 4% to $269.0 million.

Net loss totaled $81.9 million, or $0.49 per share, for First Quarter 2024, compared to $69.2 million, or $0.42 per share, for First Quarter 2023. Results for First Quarter 2024 included stock-based compensation expense of $42.3 million, or $0.25 per share, and amortization of acquired intangibles of $64.2 million, or $0.38 per share. The amortization of acquired intangibles increased over the prior year period reflecting a change in the useful lives of certain intangibles in the third quarter of 2023. Net loss for First Quarter 2024 also included $9.7 million, or $0.06 per share, of restructuring costs, primarily related to severance payments.

Results for First Quarter 2023 primarily included stock-based compensation expense of $46.0 million, or $0.28 per share, and amortization of acquired intangibles of $50.3 million, or $0.31 per share. Net loss for

First Quarter 2023 also included $8.1 million, or $0.05 per share, of restructuring costs related to the abandonment of certain excess leased office space.

Adjusted EBITDA(1) increased 20% to $63.1 million, compared to $52.8 million for First Quarter 2023. Integrated Care segment adjusted EBITDA increased 36% to $47.7 million in First Quarter 2024 and BetterHelp segment adjusted EBITDA decreased 12% to $15.5 million in First Quarter 2024.

GAAP gross margin, which includes amortization of intangible assets and depreciation of property and equipment, was 65.8% for First Quarter 2024, compared to 67.8% for First Quarter 2023.

Adjusted gross margin(1) was 69.9% for First Quarter 2024, compared to 69.8% for First Quarter 2023.

Capex and Cash Flow

Cash flow from operations was $8.9 million in First Quarter 2024, compared to $13.2 million in First Quarter 2023. Capitalized expenditures and capitalized software development costs (together, “Capex”) was $35.5 million in First Quarter 2024, compared to $45.6 million in First Quarter 2023. Free cash flow was a net outflow of $26.6 million in First Quarter 2024, compared to a net outflow of $32.5 million in First Quarter 2023.

Financial Outlook

Teladoc Health provides an outlook based on current market conditions and expectations and what we know today. Accordingly, we believe our outlook ranges provide a reasonable baseline for future financial performance.

For the second quarter of 2024, we expect:

2Q 2024 Outlook Range
Revenue	$635 - $660 million
Adjusted EBITDA	$70 - $80 million
Net loss per share	($0.45) - ($0.35)
U.S. Integrated Care Members (2)	92 - 93 million

Integrated Care
Revenue growth percentage (year-over-year)	2.0% - 5.0%
Adjusted EBITDA margin	12.0% - 14.0%

BetterHelp
Revenue growth percentage (year-over-year)	(8.0%) - (4.0%)
Adjusted EBITDA margin	9.0% - 10.0%

For the full year of 2024, we expect:

Full Year 2024 Outlook Range
Revenue	$2,635 - $2,735 million
Adjusted EBITDA	$350 - $390 million
Net loss per share	($1.10) - ($0.80)
Free Cash Flow	$210 - $240 million
U.S. Integrated Care Members (2)	92 - 94 million

Integrated Care
Revenue growth percentage (year-over-year)	Low to mid-single digits
Adjusted EBITDA margin expansion (year-over-year)	+150bps to +250bps

BetterHelp
Revenue growth percentage (year-over-year)	Flat to low single digits
Adjusted EBITDA margin expansion (year-over-year)	Flat +/- 50bps
See note (2) in the Notes section that follows.

Three Year Outlook

We are reiterating the three-year outlook that we disclosed in our earnings release on February 20, 2024.

Earnings Conference Call

The First Quarter 2024 earnings conference call and webcast will be held Thursday, April 25, 2024 at 5:00 p.m. E.T. The conference call can be accessed by dialing 1-833-470-1428 for U.S. participants and using the access code # 901506. For international participants, please visit the following link for global dial-in numbers: https://www.netroadshow.com/conferencing/global-numbers?confId=60046. A live audio webcast will also be available online at http://ir.teladoc.com/news-and-events/events-and-presentations/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Teladoc Health

Teladoc Health empowers all people everywhere to live their healthiest lives by transforming the healthcare experience. As the world leader in whole-person virtual care, Teladoc Health uses proprietary health signals and personalized interactions to drive better health outcomes across the full continuum of care, at every stage in a person’s health journey. Teladoc Health leverages more than two decades of expertise and data-driven insights to meet the growing virtual care needs of consumers and healthcare professionals. For more information, please visit www.teladochealth.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future financial or operating results, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings, including our ability to effectively compete; (iii) results of litigation or regulatory actions; (iv) the loss of one or more key clients or the loss of a significant number of members or BetterHelp paying users; (v) changes in valuations or useful lives of our assets; (vi) changes to our abilities to recruit and retain qualified providers into our network; (vii) the impact of and risk related to impairment losses with respect to goodwill or other assets; and (viii) the success of our operational review of the company to achieve a more balanced approach to growth and margin. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$646,131	$629,244
Expenses:
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	194,538	190,107
Operating expenses:
Advertising and marketing	183,329	176,790
Sales	54,364	54,490
Technology and development	81,388	86,985
General and administrative	111,697	114,145
Acquisition, integration, and transformation costs	373	5,944
Restructuring costs	9,673	8,102
Amortization of intangible assets	95,057	66,860
Depreciation of property and equipment	2,834	2,923
Total expenses	733,253	706,346
Loss from operations	(87,122)	(77,102)
Interest income	(13,942)	(8,911)
Interest expense	5,649	5,263
Other expense (income), net	370	(4,907)
Loss before provision for income taxes	(79,199)	(68,547)
Provision for income taxes	2,690	681
Net loss	$(81,889)	$(69,228)

Net loss per share, basic and diluted	$(0.49)	$(0.42)

Weighted-average shares used to compute basic and diluted net loss per share	167,730,746	162,922,691

Stock-based Compensation Summary

Compensation costs for stock-based awards were classified as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
Cost of revenue (exclusive of depreciation and amortization, which are shown separately)	$1,394	$1,353
Advertising and marketing	3,789	3,126
Sales	7,967	8,075
Technology and development	9,299	12,729
General and administrative	19,876	20,755
Total stock-based compensation expense (3)	$42,325	$46,038
See note (3) in the Notes section that follows.

Revenues

	Three Months Ended
	March 31,
($ in thousands, unaudited)	2024	2023	Change
Revenue by Type
Access fees	$557,174	$550,870	1%
Other	88,957	78,374	14%
Total Revenue	$646,131	$629,244	3%

Revenue by Geography
U.S. Revenue	$547,600	$541,662	1%
International Revenue	98,531	87,582	13%
Total Revenue	$646,131	$629,244	3%

Summary Operating Metrics

Consolidated

	Three Months Ended
	March 31,
(In millions)	2024	2023	Change
Total Visits	4.6	4.9	(6)%

Integrated Care

	As of March 31,
(In millions)	2024	2023	Change
U.S. Integrated Care Members (2)	91.8	84.9	8%
Chronic Care Program Enrollment (4)	1.121	1.028	9%

	Three Months Ended
	March 31,
	2024	2023	Change
Average Monthly Revenue Per U.S. Integrated Care Member (5)	$1.38	$1.39	(1)%

BetterHelp

	Average for
	Three Months Ended
	March 31,
(In millions)	2024	2023	Change
BetterHelp Paying Users (6)	0.415	0.467	(11)%
See notes (2), (4), (5), and (6) in the Notes section that follows.

Operating Results by Segment (see note (7) in the Notes section that follows)

The following table presents operating results by reportable segment for the periods indicated:

	Three Months Ended
	March 31,
($ in thousands, unaudited)	2024	2023	Change
Teladoc Health Integrated Care
Revenue	$377,111	$349,972	8%
Adjusted EBITDA	$47,674	$35,127	36%
Adjusted EBITDA Margin %	12.6%	10.0%	260 bps

BetterHelp
Therapy Services	$263,712	$275,928	(4)%
Other Wellness Services	5,308	3,344	59%
Total Revenue	$269,020	$279,272	(4)%
Adjusted EBITDA	$15,466	$17,638	(12)%
Adjusted EBITDA Margin %	5.7%	6.3%	(60) bps

TELADOC HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(81,889)	$(69,228)
Adjustments to reconcile net loss to net cash flows from operating activities:
Amortization of intangible assets	95,057	66,860
Depreciation of property and equipment	2,834	2,923
Amortization of right-of-use assets	2,614	3,056
Provision for allowances for doubtful accounts	86	3,794
Stock-based compensation	42,325	46,038
Deferred income taxes	(1,600)	(355)
Other, net	1,403	3,244
Changes in operating assets and liabilities:
Accounts receivable	2,133	(14,046)
Prepaid expenses and other current assets	(23,691)	(6,165)
Inventory	(3,091)	10,000
Other assets	1,009	(9,939)
Accounts payable	(5,870)	(9,132)
Accrued expenses and other current liabilities	25,185	15,452
Accrued compensation	(51,973)	(32,265)
Deferred revenue	7,297	5,648
Operating lease liabilities	(2,861)	(2,858)
Other liabilities	(48)	129
Net cash provided by operating activities	8,920	13,156
Cash flows from investing activities:
Capital expenditures	(1,149)	(2,363)
Capitalized software development costs	(34,363)	(43,261)
Net cash used in investing activities	(35,512)	(45,624)
Cash flows from financing activities:
Net proceeds from the exercise of stock options	131	296
Proceeds from employee stock purchase plan	1,516	2,731
Cash received for withholding taxes on stock-based compensation, net	106	496
Other, net	(2)	(170)
Net cash provided by financing activities	1,751	3,353
Net decrease in cash and cash equivalents	(24,841)	(29,115)
Effect of foreign currency exchange rate changes	(899)	(488)
Cash and cash equivalents at beginning of the period	1,123,675	918,182
Cash and cash equivalents at end of the period	$1,097,935	$888,579

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data, unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,097,935	$1,123,675
Accounts receivable, net of allowance for doubtful accounts of $3,530 and $4,240 at March 31, 2024 and December 31, 2023, respectively	214,293	217,423
Inventories	32,268	29,513
Prepaid expenses and other current assets	141,769	118,437
Total current assets	1,486,265	1,489,048
Property and equipment, net	29,550	32,032
Goodwill	1,073,190	1,073,190
Intangible assets, net	1,614,238	1,677,781
Operating lease - right-of-use assets	37,506	40,060
Other assets	80,007	80,258
Total assets	$4,320,756	$4,392,369
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$37,674	$43,637
Accrued expenses and other current liabilities	199,418	178,634
Accrued compensation	50,523	102,686
Deferred revenue-current	101,229	95,659
Total current liabilities	388,844	420,616
Other liabilities	1,023	1,080
Operating lease liabilities, net of current portion	39,971	42,837
Deferred revenue, net of current portion	15,002	13,623
Deferred taxes, net	47,472	49,452
Convertible senior notes, net	1,539,546	1,538,688
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized; 169,314,029 shares and 166,658,253 shares issued and outstanding as of March 31, 2024 and December 31, 2023 respectively	169	167
Additional paid-in capital	17,637,902	17,591,551
Accumulated deficit	(15,310,544)	(15,228,655)
Accumulated other comprehensive loss	(38,629)	(36,990)
Total stockholders’ equity	2,288,898	2,326,073
Total liabilities and stockholders’ equity	$4,320,756	$4,392,369

Non-GAAP Financial Measures:

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use non-GAAP financial measures to clarify and enhance an understanding of past performance, which include adjusted gross profit, adjusted gross margin, EBITDA, adjusted EBITDA, and free cash flow. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance, and are commonly used by investors to evaluate our performance and that of our competitors. We further believe that these financial measures are useful financial metrics to assess our operating performance and financial and business trends from period-to-period by excluding certain items that we believe are not representative of our core business, and that free cash flow reflects an additional way of viewing our liquidity that, when viewed together with GAAP results, provides management, investors, and other users of our financial information with a more complete understanding of factors and trends affecting our cash flows. We use these non-GAAP financial measures for business planning purposes and in measuring our performance relative to that of our competitors. We utilize adjusted EBITDA as a key measure of our performance.

Adjusted gross profit is our total revenue minus our total cost of revenue (exclusive of depreciation and amortization, which are shown separately) and adjusted gross margin is adjusted gross profit as a percentage of our total revenue.

EBITDA consists of net loss before interest income; interest expense; other expense (income), net, including foreign currency exchange gains or losses; provision for income taxes; amortization of intangible assets; and depreciation of property and equipment. Adjusted EBITDA consists of net loss before interest income; interest expense; other expense (income), net, including foreign currency exchange gains or losses; provision for income taxes; amortization of intangible assets; depreciation of property and equipment; stock-based compensation; restructuring costs; and acquisition, integration, and transformation costs.

Free cash flow is net cash provided by operating activities less capital expenditures and capitalized software development costs.

Our use of these non-GAAP terms may vary from that of others in our industry, and other companies may calculate such measures differently than we do, limiting their usefulness as comparative measures.

Non-GAAP measures have important limitations as analytical tools and you should not consider them in isolation, and they should not be considered as an alternative to net loss before provision for income taxes, net loss, net loss per share, net cash from operating activities or any other measures derived in accordance with GAAP. Some of these limitations are:
•adjusted gross margin has been and will continue to be affected by a number of factors, including the fees we charge our clients, the number of visits and cases we complete, the costs paid to providers and medical experts, as well as the costs of our provider network operations center;
•adjusted gross margin does not reflect the significant depreciation and amortization to cost of revenue;
•EBITDA and adjusted EBITDA eliminate the impact of the provision for income taxes on our results of operations, and they do not reflect interest income, interest expense or other expense (income), net;
•adjusted EBITDA does not reflect restructuring costs. Restructuring costs may include certain lease impairment costs, certain losses related to early lease terminations, and severance;
•adjusted EBITDA does not reflect significant acquisition, integration, and transformation costs. Acquisition, integration and transformation costs include investment banking, financing, legal, accounting, consultancy, integration, fair value changes related to contingent consideration, and certain other transaction costs related to mergers and acquisitions. It also includes costs related to certain business transformation initiatives focused on integrating and optimizing various operations and systems, including upgrading our customer relationship management (CRM) and enterprise resource planning (ERP) systems. These transformation cost adjustments made to our results do not represent normal, recurring, operating expenses necessary to operate the business but, rather, incremental costs incurred in connection with our acquisition and integration activities; and
•adjusted EBITDA does not reflect the significant non-cash stock-based compensation expense which should be viewed as a component of recurring operating costs.

In addition, although amortization of intangible assets and depreciation of property and equipment are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted gross profit, adjusted gross margin, EBITDA and adjusted EBITDA do not reflect any expenditures for such replacements.

We compensate for these limitations by using these non-GAAP measures along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include net loss, net loss per share, net cash provided by operating activities, and other performance measures.

In evaluating these financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The following is a reconciliation of gross profit and gross margin, the most directly comparable GAAP financial measures, to adjusted gross profit and adjusted gross margin, respectively:

Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin
(In thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$646,131	$629,244
Cost of revenue (exclusive of depreciation and amortization, which are shown separately below)	(194,538)	(190,107)
Amortization of intangible assets and depreciation of property and equipment	(26,312)	(12,531)
Gross profit	425,281	426,606
Amortization of intangible assets and depreciation of property and equipment	26,312	12,531
Adjusted gross profit	$451,593	$439,137

Gross margin	65.8%	67.8%
Adjusted gross margin	69.9%	69.8%

The following is a reconciliation of net loss, the most directly comparable GAAP financial measure, to EBITDA and adjusted EBITDA:

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA
(In thousands, except for outlook data, unaudited)

			Outlook in millions (8)
	Three Months Ended March 31,		Second Quarter	Full Year
	2024	2023	2024	2024
Net loss	$(81,889)	$(69,228)	$(77) - (60)	$(185) - (134)
Add:
Interest income	(13,942)	(8,911)
Interest expense	5,649	5,263
Other expense (income), net	370	(4,907)
Provision for income taxes	2,690	681
Amortization of intangible assets	95,057	66,860
Depreciation of property and equipment	2,834	2,923
Total Adjustments	92,658	61,909
Consolidated EBITDA	10,769	(7,319)
Adjustments:
Stock-based compensation	42,325	46,038
Acquisition, integration, and transformation costs	373	5,944
Restructuring costs	9,673	8,102
Total Adjustments	52,371	60,084	130 - 157	484 - 575
Consolidated Adjusted EBITDA	$63,140	$52,765	$70 - 80	$350 - 390

Segment Adjusted EBITDA
Teladoc Health Integrated Care	$47,674	$35,127
BetterHelp	15,466	17,638
Consolidated Adjusted EBITDA	$63,140	$52,765
See note (8) in the Notes section that follows.

The following is a reconciliation of net cash provided by operating activities, the most directly comparable GAAP financial measure, to free cash flow:

Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(In thousands, unaudited)

	Three Months Ended		Outlook (9)
	March 31,		Full Year
	2024	2023	2024 (in millions)
Net cash provided by operating activities	$8,920	$13,156	$354 - 374
Capital expenditures	(1,149)	(2,363)
Capitalized software development costs	(34,363)	(43,261)
Capex	(35,512)	(45,624)	(144) - (134)
Free cash flow	$(26,592)	$(32,468)	$210 - 240
See note (9) in the Notes section that follows.

Notes:

1.A reconciliation of each non-GAAP measure to the most comparable measure under GAAP has been provided in this press release in the accompanying tables. An explanation of these non-GAAP measures is also included under the heading “Non-GAAP Financial Measures.”

2.U.S. Integrated Care Members represent the number of unique individuals who have paid access and visit fee only access to our suite of integrated care services in the U.S. at the end of the applicable period.

3.Excluding the amount capitalized related to software development projects.

4.Chronic Care Program Enrollment represents the total number of enrollees across our suite of chronic care programs at the end of a given period.

5.Average monthly revenue per U.S. Integrated Care member is calculated by dividing the total revenue generated from the Integrated Care segment by the average number of U.S. Integrated Care Members (see note 2) during the applicable period.

6.BetterHelp Paying Users represent the average number of global monthly paying users of our BetterHelp therapy services during the applicable period.

7.We have two segments: Teladoc Health Integrated Care (“Integrated Care”) and BetterHelp. The Integrated Care segment includes a suite of global virtual medical services including general medical, expert medical services, specialty medical, chronic condition management, mental health, and enabling technologies and enterprise telehealth solutions for hospitals and health systems. The BetterHelp segment includes virtual therapy and other wellness services provided on a global basis which are predominantly marketed and sold on a direct-to-consumer basis.

8.We have not provided a full line-item reconciliation for net loss to adjusted EBITDA outlook because we do not provide outlook on the individual reconciling items between net loss and adjusted EBITDA. This is due to the uncertainty as to timing, and the potential variability, of the individual reconciling items such as impairments, stock-based compensation and the related tax impact, provision for income taxes, acquisition, integration, and transformation costs, and restructuring costs, the effect of which may be significant. Accordingly, a full line-item reconciliation of the GAAP measure to the corresponding non-GAAP financial measure outlook is not available without unreasonable effort.

9.We have not provided a line-item reconciliation for free cash flow to net cash from operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts.

Investors:
617-444-9612
ir@teladochealth.com

Media:
Chris Stenrud
860-491-8821
pr@teladochealth.com